Exhibit 10.8(e)
BROWN & BROWN, INC.

DIRECTOR STOCK AWARD AGREEMENT

This Director Stock Award Agreement (this “Agreement”) is entered into as of January __, 2017 (the “Date of Grant”), between Brown & Brown, Inc., a Florida corporation (together with its subsidiaries, the “Company”), and _____________ (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the “Committee”) the discretion and authority to grant Stock Grants to Employees or Directors, subject to the terms and conditions of the Plan and any additional terms provided by the Committee. Pursuant to the terms of the Plan, the Committee desires to grant shares of the common stock of the Company, par value $.10 per share (the “Common Stock”), to the Grantee in the form of a Stock Grant effective as of the Date of Grant. The Grantee desires to accept the grant of shares of Common Stock and agrees to be bound by the terms and conditions of the Plan and this Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

1.    Grant of Shares. The Company grants to the Grantee ________________ (______) shares of the Common Stock (the "Shares").

2.    Vesting of Shares. The Shares shall be fully vested and nonforfeitable as of the Date of Grant.

3.    Delivery of Shares. Subject to the provisions of Section 5 of this Agreement relating to tax withholding, the delivery of the Shares to the Grantee shall occur as soon as practicable after the Date of Grant, and shall be, at the Company’s option, evidenced by a share certificate delivered to the Grantee, or other physical or electronic evidence of Common Stock ownership, including, without limitation, deposit of shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

4.     Administration. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

5.    Withholding. The Grantee shall pay all applicable federal and state income and employment taxes (if any) that the Company is required to withhold at any time with respect to the Shares. Such payment shall be made in full by the deduction from the number of Shares otherwise deliverable by the Company, of the smallest number of whole shares which, when multiplied by the fair market value of a share of the Common Stock on the Date of Grant, is sufficient to satisfy the amount of such tax withholding requirement. The Grantee’s entry into this Agreement shall confirm the Grantee’s instruction and authorization to the Company to satisfy withholding obligations (if any) with respect to the Shares in this manner.

6.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to the address on file for the Grantee with the Company’s Employee Compensation (Payroll) Department. By a notice given pursuant to this Section 6, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 6. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

7.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

8.    Disposition. Upon receipt of any of the Shares, the Grantee shall, if requested by the Company in order to assure compliance with applicable law, hold such Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

9.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

10.    Severability. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid, or unenforceable, either in whole or in part, such illegality, invalidity, or unenforceability shall not affect the legality, validity, or enforceability of the remaining provisions, or any part thereof, all of which shall remain in full and effect.

11.    Entire Agreement; Amendments. This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the Shares among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment shall not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

12.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By: _______________________________
R. Andrew Watts
Executive Vice President, Treasurer,
Chief Financial Officer

GRANTEE

_______________________________

3